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                                    EXHIBIT 4

         FORM OF BOARD RESOLUTIONS ADOPTING SHAREHOLDER RIGHTS AGREEMENT

                            INSIGHT ENTERPRISES, INC.
                                December 4, 1998


                  WHEREAS, the Board of Directors deems it desirable and in the best interests of the Company and its stockholders that steps be taken to preserve for stockholders the long-term value of the Company in the event of a takeover; and

                  WHEREAS, in furtherance thereof, the Board of Directors desires to adopt a shareholder rights agreement effective as of December 4, 1998, and pay a dividend of one right (the "Right" or "Rights") for each share of common stock of the Company, par value $0.01 per share (the "Common Shares"), to stockholders of record of the Common Shares issued and outstanding as of December 14, 1998, each Right representing the right to purchase one three-hundredth of a share of Preferred Stock upon the terms and subject to the conditions set forth in the Rights Agreement, to be dated as of the effective date of these resolutions between the Company and Norwest Bank Minnesota, N.A. (the "Agreement");

                  NOW, THEREFORE, BE IT RESOLVED, that Rights shall be issued entitling the holder thereof to purchase one three-hundredth of a share of Series A Preferred Stock, $.01 par value, as herein authorized ("Preferred Stock"), upon the terms and subject to the conditions set forth in the Agreement, and that the exercise price of the Right shall be $200.00 per Right; and

                  RESOLVED FURTHER, that the proper officers of the Company be, and each of them hereby, is authorized, empowered, and directed, in the name and on behalf of the Company, to execute the Agreement substantially in the form distributed to the Board of Directors at its meeting on October 27, 1998, and attached hereto as Exhibit A, with such modifications as the signing officers shall deem necessary or desirable in connection therewith; and that the signature of such signing officers on the Agreement shall conclusively identify the same as being authorized by this vote; and

                  RESOLVED FURTHER, that certificates evidencing the Rights (the "Right Certificates") shall be substantially in the form set forth in the Agreement and shall be issued and delivered as provided therein; and

                  RESOLVED FURTHER, that the Right Certificates shall be signed by the Chairman of the Board, the Chief Executive Officer, the President, or the Chief Financial Officer and shall be attested by the Secretary or an Assistant Secretary of the Company under its corporate seal (which may be in the form of a facsimile of the seal of the Company), provided that the signature of any of said officers of the Company may, but need not be, a facsimile signature imprinted or otherwise reproduced on the Right Certificates, and that the Company hereby adopts for such purpose the facsimile signature of the present or any future Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Secretary, and Assistant Secretary of the Company, notwithstanding the fact that at the time the Right Certificates shall be authenticated and


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delivered or disposed of he or she shall have ceased to be such officer; and

                  RESOLVED FURTHER, that the proper officers of the Company be, and each of them hereby is, authorized to execute on behalf of the Company and under its corporate seal (which may be in the form of a facsimile of the seal of the Company) Right Certificates issued to replace lost, stolen, mutilated or destroyed Right Certificates, and such Right Certificates as may be required for exchange, substitution or transfer as provided in the Agreement in the manner and form to be required in, or contemplated by, the Agreement; and

                  RESOLVED FURTHER, that the Right Certificates shall be manually countersigned by the Rights Agent and books for the registration and transfer of the Right Certificates shall be maintained by the Rights Agent at its principal offices; and

                  RESOLVED FURTHER, that the number of shares of Preferred Stock equal to the number of shares of Common Shares outstanding on the record date divided by three hundred be, and they hereby are, initially reserved for issuance upon exercise of the Rights, such number to be subject to adjustment from time to time in accordance with the Amended Agreement; and

                  RESOLVED FURTHER, that the proper officers of the Company be, and each of them hereby is, authorized, empowered, and directed, for and on behalf of the Company, to execute personally or by attorney-in-fact and to cause to be filed with the Securities and Exchange Commission, at such time as they determine to be necessary or appropriate, a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the Preferred Stock or Common Shares issuable upon exercise of the Rights, and thereafter to execute and cause to be filed any amended registration statement or registration statements and amended prospectus or prospectuses, or amendments or supplements to any of the foregoing, and to cause such registration statement and any amendments thereto to become effective in accordance with the Securities Act and the General Rules and Regulations of the Securities and Exchange Commission thereunder; and

                  RESOLVED FURTHER, that the Secretary of the Company be, and he hereby is, appointed as agent for service of the Company with respect to said registration statement with all the powers and functions specified in the General Rules and Regulations of the Securities and Exchange Commission under the Securities Act; and

                  RESOLVED FURTHER, that the proper officers of the Company be, and each of them hereby is, authorized, empowered, and directed, jointly and severally, in the name and on behalf of the Company, to take all such action, including filing a Registration Statement on Form 8-A for the Rights, and to execute all such documents as they may deem necessary or appropriate in connection with the issuance of the Rights and the Preferred Stock or Common Shares issuable upon exercise of the Rights in order to comply with the Securities Act and the Securities Exchange Act of 1934, as amended; and

                  RESOLVED FURTHER, that the proper officers of the Company be, and each of them hereby is, authorized, empowered, and directed, jointly and severally, in the name and on behalf of the Company, to execute and file such application or applications, and amendments and supplements thereto, and take such other action as may be required or appropriate to cause the


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Rights and, if appropriate in the judgment of such officers it is appropriate to do so, the Preferred Stock and Common Shares issuable upon exercise of the Rights, to be listed on the National Association of Securities Dealers Automated Quotation ("NASDAQ") and to appear before the Securities and Exchange
Commission, NASDAQ, and the National Association of Securities Dealers, Inc., and to execute such papers and agreements as may be necessary to conform with the requirements of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. to effectuate such listing and registration; and

                  RESOLVED FURTHER, that so long as the Rights are attached to the Common Shares as provided in the Agreement, one additional Right shall be delivered with each Common Share that shall become outstanding on or after the record date as set forth above including but not limited to Common Shares issued upon conversion of any convertible securities of the Company and the exercise of options to purchase Common Shares granted by the Company; and

                  RESOLVED FURTHER, that the Board of Directors deems it desirable and in the best interests of the Company that the Preferred Stock and Common Shares issuable upon exercise of the Rights be qualified or registered for sale in various jurisdictions; that the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Secretary, or any Assistant Secretary be, and each of them hereby is, authorized to determine the jurisdictions in which appropriate action shall be taken to qualify or register for sale all or such part of the Preferred Stock and Common Shares issuable upon exercise of the Rights as said officers may deem advisable; that said officers are hereby authorized to perform on behalf of the Company any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such jurisdictions, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such papers or documents or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor and the approval and ratification by the Company of the papers and documents so executed and the action so taken; and

                  RESOLVED FURTHER, that the officers of the Company are authorized to select and appoint a banking institution to act as Rights Agent under the Agreement, with such compensation as such officers or any of them shall approve; and

                  RESOLVED FURTHER, that the form of Certificate of Designation of Series A Preferred Stock, substantially in the form presented to the Board of Directors at its meeting on October 27, 1998, as modified as the signing officers deem necessary or desirable, is hereby approved in all respects; and

                  RESOLVED FURTHER, that the Board of Directors hereby adopts, as if expressly set forth herein, the form of any resolution required by any authority to be filed in connection with any applications, consents to service, issuer's covenants or other documents if (i) in the opinion of the officers of the Company executing the same, the adoption of such resolutions is necessary or desirable and (ii) the Secretary or an Assistant Secretary of the Company evidences such adoption by inserting in the minutes of this meeting copies of such resolutions, which will thereupon be deemed to be adopted by the Board of Directors with the same force and effect as if presented at this meeting; and


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                  RESOLVED FURTHER, that the proper officers of the Company be, and each of them hereby is, authorized and directed, jointly and severally, for and on behalf of the Company, to execute and deliver any and all certificates, agreements and other documents, take any and all steps and do any and all things which they may deem necessary or advisable in order to effectuate the purposes of each and all of the foregoing resolutions; and

                  RESOLVED FURTHER, that any actions taken by such officers prior to the date of this meeting that are within the authority conferred hereby are hereby ratified, confirmed and approved in all respects as the act and deed of the Company.